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                                                                    EXHIBIT 10.1

                                 AMENDMENT NO.9
                                       TO
                 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

     This Amendment No. 9 ("Amendment") to the Amended and Restated Revolving Credit Agreement is made as of January 27, 2003 by and among Pemstar Inc., duly organized under the laws of the State of Minnesota ("Customer"), Turtle Mountain Corporation, duly organized under the laws of the State of North Dakota ("Turtle Mountain") and Pemstar Pacific Consultants Inc., duly organized under the laws of the State of California ("Pemstar Pacific Consultants") (Customer, Turtle Mountain and Pemstar Pacific Consultants, collectively the "Credit Parties", individually a "Credit Party") and IBM Credit LLC, a Delaware limited liability company (formerly IBM Credit Corporation, a Delaware corporation) ("IBM Credit").

                                    RECITALS:

     A. The Credit Parties have entered into that certain Amended and Restated Revolving Credit Agreement dated as of June 29, 2001 (as heretofore amended, modified and supplemented from time to time, the "Agreement").

     B. The parties have agreed to modify the Agreement as more specifically set forth below, upon and subject to the terms and conditions set forth herein.

                                    AGREEMENT

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Credit Parties and IBM Credit hereby agree as follows:

Section 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement, as amended hereby.

Section 2. Amendment. The Agreement is hereby amended as follows:

A.   The Agreement is hereby amended by adding the following at the end of
Section 7.16. (F):

"Notwithstanding anything to the contrary herein, no Credit Party nor any Subsidiary of a Credit Party shall at any time: (i) provide guaranties to support the construction or financing of any facility of Pemstar (Tianjin) Enterprise Ltd. ("Pemstar China Facility") or (ii) make any Investment or equity contribution in Pemstar (Tianjin) Enterprise Ltd. for the purpose of supporting construction or financing of the Pemstar China Facility or (iii) use the proceeds of any Advance under this Agreement to support the construction or financing of the Pemstar China Facility or (iv) provide any form of financial support for the construction or financing of the Pemstar China Facility, including, but not limited to guaranties, irrevocable letters of credit or comfort letters."

B. Section 8.4. of the Agreement is amended in its entirety to read as follows:
"8.4. Guaranties. No Credit Party will, directly or indirectly, assume, guaranty, endorse, or otherwise become liable upon the obligations of any other Person, except (i) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (ii) by the giving of indemnities in connection with the sale of inventory or other asset dispositions permitted hereunder, (iii) for guaranties in favor of IBM Credit, and (iv) guaranty to suppliers of the Credit Parties's subsidiaries' obligations in the aggregate less than

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one million dollars ($1,000,000.00). None of the foregoing exceptions (i)
through (iv) shall apply to the construction or financing of the Pemstar China Facility."

C. Section 8.15. of the Agreement is amended in its entirety to read as follows:
"8.15. Loans. No Credit Party, without the prior written consent of IBM Credit, will make any loans, advances, contributions or payments of money or goods to any Subsidiary, affiliate or parent corporation or to any officer, director, or stockholder of such Credit Party or of any such Credit Party or of any such company (except for compensation for personal services actually rendered) except for transactions expressly authorized in this Agreement. Notwithstanding the foregoing, and provided that no Default or Event of Default has occurred and is continuing or will result from the following:

(a)  Credit Parties may make loans, advances or contributions to each other;

(b) Credit Parties may make loans and advances either individually or jointly and otherwise make payment of money to Unrestricted Foreign Subsidiaries (other than to Pemstar (Tianjin) Enterprise Ltd. for the purpose of supporting the construction or financing of the Pemstar China Facility)) provided that after giving effect to such loan or advance or payment of money, the aggregate amount of all loans, advances and other payment of money made by all of the Credit Parties to all Unrestricted Foreign Subsidiaries does not exceed, in the aggregate, the following amounts for the period specified:

     (i) as of March 31, 2002, the aggregate amount of all loans, advances and other payment of money made by all of the Credit Parties to all Unrestricted Foreign Subsidiaries does not exceed $51,000,000;

     (ii) from April 1, 2002 through and including June 30, 2002, the aggregate amount of all loans, advances and other payment of money made by all of the Credit Parties to all Unrestricted Foreign Subsidiaries does not exceed $39,000,000; and

     (iii) from July 1, 2002 and thereafter, the aggregate amount of all loans, advances and other payment of money made by all of the Credit Parties to all Unrestricted Foreign Subsidiaries does not exceed $32,000,000.

(c) Credit Parties may make loans and advances individually or jointly and payment of money to Foreign Subsidiaries (other than Unrestricted Foreign Subsidiaries) provided that after giving effect to such loan or advance or payment of money, the aggregate amount of all loans, advances and other payment of money made to all such Foreign Subsidiaries (excluding Unrestricted Foreign Subsidiaries pursuant to clause (b) hereof) shall not be greater than ($10,000,000) (negative Ten Million Dollars) in the aggregate."

Section 3. Representations and Warranties. Each Credit Party makes to IBM Credit the following representations and warranties all of which are material and are made to induce IBM Credit to enter into this Amendment.

Section 3.1 Accuracy and Completeness of Warranties and Representations. All representations made by each Credit Party in the Agreement were true and accurate and complete in every respect as of the date made, and, as amended by this Amendment, all representations made by each Credit Party in the Agreement are true, accurate and complete in every material respect as of the date hereof, and do not fail to disclose any material fact necessary to make representations not misleading.

Section 3.2 Violation of Other Agreements. The execution and delivery of this Amendment and the performance and observance of the covenants to be performed and observed hereunder do not violate or cause any Credit Party not to be in compliance with the terms of any agreement to which any Credit Party is a party.

Section 3.3 Litigation. Except as has been disclosed by the Credit Parties to IBM Credit in writing, there is no litigation, proceeding, investigation or labor dispute pending or threatened against any Credit Party, which, if adversely determined, would materially adversely affect any Credit Party's ability to

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perform any Credit Party's obligations under the Agreement and the other documents, instruments and agreements executed in connection therewith or pursuant hereto.

Section 3.4 Enforceability of Amendment. This Amendment has been duly authorized, executed and delivered by the Credit Parties and is enforceable against each Credit Party in accordance with its terms.

Section 3.5 No Default Under Other Lender Agreements. The Credit Parties acknowledge and agree that the execution, delivery and performance of documents relating to the construction and financing of the Pemstar China Facility and the purchase of Customer's stock pursuant to the Customer's employee stock purchase plan and this Amendment and the transactions contemplated thereby will not trigger a default or an event of default under the terms of any financing agreement or any other agreement between any Credit Party and any lender.

Section 4. Ratification of Agreement. Except as specifically amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect. Nothing herein shall be deemed a waiver of any default or consent. Each Credit Party hereby ratifies, confirms and agrees that the Agreement, as amended hereby, represents a valid and enforceable obligation of each Credit Party, and is not subject to any claims, offsets or defenses.

Section 5. Governing Law. This Amendment shall be governed by and interpreted in accordance with the laws which govern the Agreement.

Section 6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement.

Section 7. Conditions to Effectiveness. This Amendment shall only become effective upon the fulfillment of all the following conditions precedent to the satisfaction of IBM Credit:

     1. This Amendment shall have been executed by all the parties hereto;

     2. Before and after giving effect to this Amendment, the representations and warranties in Section 3 of the Agreement shall be true and correct as though made on the date hereof. The execution by the Credit Parties of this Amendment shall be deemed a representation that the Credit Parties have complied with the foregoing condition; and

     3. IBM Credit shall have received a fully executed copy of the consent letter (in the form attached hereto) and all the conditions precedent to the effectiveness to the consent shall have been fulfilled to the satisfaction of IBM Credit in its sole discretion.

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     IN WITNESS WHEREOF, this Amendment has been executed by duly authorized officers of the undersigned as of the day and year first above written.

Pemstar Inc.                        Turtle Mountain Corporation

By:      /s/ Greg S. Lea            By:   /s/ Linda U. Feuss  /s/ John E. Miller
    -----------------------------       ----------------------------------------

Print Name:  Greg S. Lea            Print Name:  Linda U. Feuss   John E. Miller
           ----------------------               --------------------------------

Title:       CFO                    Title:       Secretary President
       --------------------------          -------------------------------------

Date:        1/20/03                Date:         1/20/03
      ---------------------------         --------------------------------------

ATTEST:                             ATTEST:

_________________________________   ____________________________________________

Print Name: _____________________   Print Name: ________________________________


Pemstar Pacific Consultants Inc.    IBM Credit LLC

By:      /s/ Linda U. Fuess         By:   /s/ Steven A. Flanagan
    -----------------------------       ----------------------------------------

Print Name:   Linda U. Feuss        Print Name:   Steven A. Flanagan
            ---------------------               --------------------------------

Title:     Secretary                Title:  Manager, Global Special Handling
       --------------------------          -------------------------------------

Date:       1/20/03                 Date:         1/27/03
      ---------------------------         --------------------------------------

ATTEST:                             ATTEST:

_________________________________   ____________________________________________

Print Name: _____________________   Print Name: ________________________________

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